EXHIBIT  23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 18, 1998 except as to the information presented in Note 5, for which the date is March 9, 1998, on our audits of the consolidated financial statements of Kendle International Inc. as of December 31, 1996 and 1997, and for the three years in the period ended December 31, 1997, included in the annual report on Form 10-K of Kendle International Inc.


COOPERS & LYBRAND L.L.P.


Cincinnati, Ohio
June 23, 1998